Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10/Amendment 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

REDTONE ASIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	71-098116
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

42 Mott Street

4th Floor

New York, NY 10013

(Address of Principal Executive Offices) (Zip Code)

86-1370164788

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.0001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

REDTONE ASIA, INC.

i

Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “RTAS" and “our Company” refer to REDTone Asia., a Nevada corporation.

RTAS is a Blank Check Company under Rule 419 of the Securities Act of 1933.

The term ‘blank check company” means that we are a development stage company and have no specific business plan or purpose or has indicated that our business plan is to engage in a merger or acquisition with an unidentified company, or other entity or person. A blank check company:

(i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(ii) Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

As of this filing, RTAS has no business plan and hopes to acquire a business in Photovoltaic solar energy, energy storage equipment and charging piles. RTAS hopes to raise sufficient capital to locate a suitable merger candidate.

Our Company is currently listed on the Grey Market on the OTC Markets platform. Our stock quote is not currently quoted on OTC Markets. The market for our stock is uncertain at this time. Quotations in Grey Market securities are restricted from public viewing and only broker-dealers and professional or sophisticated investors are permitted to view quotations in Grey Market securities. Our securities could be particularly illiquid due to being listed on this market and that if we remain on the Grey Market it could impede a potential merger, acquisition, reverse merger or business combination pursuant to which the company could become an operating company.

ii

We have taken steps to be listed on a different tier of the OTC Markets. The filing of this registration statement and continued compliance with financial reporting requirements will allow RTAS to be listed as a Pink Current company on the OTC Markets platform. In addition, we are actively pursuing a viable merger candidate which will allow us continued Pink Current status and file a Form 15c2-11 in the future.

The Company is not currently organized under a Variable Interest Entity (“VIE”) however, we may decide to implement a VIE structure in the future. The disclosed risks or events are only applicable if we decide to implement a VIE structure.

China’s Foreign Investment Law (FIL) may prohibit direct foreign investment in Chinese operating companies moving forward.

We will continue to monitor the changes in FIL, and RTAS may consider migrating to a VIE structure to continue receiving participation from foreign investors.

RTAS does not have a VIE structure at this time and the following implications of operating under a VIE structure do not apply to us. However, if we decide to implement a VIE structure moving forward, as discussed in detail below, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

Our contemplated VIE structure would consist of at least three core entities: a Chinese company with legitimate operations (referred to as contemplated the VIE); a wholly foreign-owned enterprise established as an intermediary in China; and an offshore shell company that lists on a U.S. or other foreign exchange.

US Courts are unlikely to enforce the contracts and VIE contracts have not been tested in a court of law. Because the value of the offshore shell company derives from its ability to consolidate the Chinese VIE on its financial statements, losing the VIE as a result of breached contracts (or government enforcement) would significantly devalue shareholders’ investments. RTAS is not organized under a VIE structure, but if we do implement one, there would be substantial legal uncertainties surrounding the related contractual arrangements.

The Chinese government could rule that the VIE structure is against public policy, Chinese laws, and regulations. This ruling would likely result in a material change in our contemplated operations. Furthermore, the disruption or termination of our operations could result in the decline in the value of our stock. Our stock may become worthless, and the shareholder could lose their entire investment. See Item 1.A Risk Factors: Risks Related to Access to Information and Regulatory Oversight.

Any failure by our contemplated VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business. If our contemplated VIE or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and contractual remedies, which we cannot assure you will be sufficient or effective under PRC law.

In addition, if any third parties claim any interest in such shareholders' equity interests in our contemplated VIE, our ability to exercise shareholders' rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of our contemplated VIE and third parties were to impair our control over our contemplated VIE, our ability to consolidate the financial results of our contemplated VIE would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

RTAS does not currently use a VIE structure, but that if we do implement one, there would be substantial legal uncertainties surrounding the related contractual arrangements. However, these risks or events are only applicable if we decide to implement a VIE structure.

There are greater legal and operational risks associated having the majority of our contemplated operations in China.

iii

The Holding Foreign Companies Accountable Act (“HFCAA”) became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years.

The HFCAA requires the SEC to identify registrants that have retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that:

•	Is located in a foreign jurisdiction; and
•	The PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction
•	As reflected on the PCAOB's website, the PCAOB is currently unable to inspect or investigate accounting firms due to a position of the local authority in two jurisdictions: China and Hong Kong

If a PCAOB auditor is unable to inspect the issuer's public accounting firm for three consecutive years, the issuer's securities are banned from trade on a national exchange or through other methods. The United States Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of non-inspection years from three years to two years. As a result, our securities could be delisted rendering our stock worthless as a result of "non-inspection" by the PCAOB.

On December 16, 2021, the PCAOB issued a report on its determinations that if the Board is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions, it will suspend trading of the issuer. The Board made these determinations pursuant to PCAOB Rule 6100 which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA).

On December 16, 2021, the following amendments to the HCFAA were adopted by the Securities and Exchange Commission:

Consistent with the HFCAA, the final amendments require Commission-Identified Issuers to submit documentation to the SEC through the EDGAR system on or before its annual report due date that establishes that it is not owned or controlled by a governmental entity in its public accounting firm’s foreign jurisdiction. The final amendments also require a Commission-Identified Issuer that is also a “foreign issuer,” as defined in Exchange Act Rule 3b-4, to provide certain additional specified disclosures in their annual report for itself and its consolidated foreign operating entity or entities, including any variable-interest entity or similar structure that results in additional foreign entities being consolidated in the registrant’s financial statements.

The required disclosures include:

•	During the period covered by the form, the registered public accounting firm has prepared an audit report for the issuer;

•	The percentage of the shares of the issuer owned by governmental entities in the foreign jurisdiction in which the issuer is incorporated or otherwise organized;

•	Whether governmental entities in the applicable foreign jurisdiction with respect to that registered public accounting firm have a controlling financial interest with respect to the issuer;

•	The name of each official of the Chinese Communist Party who is a member of the board of directors of the issuer or the operating entity with respect to the issuer; and

•	Whether the articles of incorporation of the issuer (or equivalent organizing document) contains any charter of the Chinese Communist Party, including the text of any such charter.

iv

The SEC will identify a registrant as a Commission-Identified Issuer as early as possible after the registrant files its annual report and on a rolling basis. The SEC will “provisionally identify” a registrant as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA. For 15 business days after this provisional identification, a registrant may email the SEC if it believes it has been incorrectly identified, providing evidence supporting its claim. After reviewing the information, the registrant will be notified whether the SEC will “conclusively identify” the registrant as a Commission-Identified Issuer.

A Commission-Identified Issuer is a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the Public Company Accounting Oversight Board (PCAOB) is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction (PCAOB-Identified Firm). The SEC will identify such issuers promptly after the filing of their annual reports by evaluating whether the annual report contains an audit report signed by a PCAOB-Identified Firm. We may be subject to the HFCAA if we are identified as a "Commission-Identified Issuer" in accordance with such HFCAA amendments.

If the registrant does not contact the SEC to dispute the provisional identification within 15 business days, the SEC will conclusively identify the registrant as a Commission-Identified Issuer. The SEC will publish a list on its website identifying Commission-Identified Issuers, indicating the number of years a Commission-Identified Issuer has been published on the list, and noting whether the Commission-Identified Issuer has been subject to any prior trading prohibitions.

The HFCAA requires the SEC to prohibit the trading of the securities of certain Commission Identified Issuers on a national securities exchange or through any other method that is within the jurisdiction of the SEC to regulate, including through over-the-counter trading. As a result, the SEC will impose an initial trading prohibition on a registrant as soon as practicable after it is conclusively identified as a Commission-Identified Issuer for three consecutive years.

If the SEC ends the initial trading prohibition and, thereafter, the registrant is again determined to be a Commission-Identified Issuer, the SEC will impose a subsequent trading prohibition on the registrant for a minimum of five years. To end an initial or subsequent trading prohibition, a Commission-Identified Issuer must certify that it has retained or will retain a registered public accounting firm that the PCAOB has determined it is able to inspect or investigate. To make that certification, the Commission-Identified Issuer must file financial statements that include an audit report signed by such a registered public accounting firm.

We are not currently subject to the determination announced by the PCAOB on December 16, 2021 since our auditor is located in the United States.

We will be subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions if and when we implement our contemplated business plan. As the carbon neutrality and air purification is still at a relatively early stage of development, new laws and regulations may be adopted from time to time to address new issues that come to the authorities' attention. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing our contemplated business activities. A large number of proposals are before various national, regional, and local legislative bodies and regulatory entities regarding issues related to our industry or our business model. As we implement our business plan and expand into new cities or countries or as we add new products and services to our platform, we may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of operations.

The Chinese government could rule that the structure is against public policy and this ruling would likely result in a material change in our contemplated operations. Furthermore, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

If we implement the VIE structure, our contemplated VIE will hold certain assets that may be critical to the operation of our business. If the shareholders of our contemplated VIEs breach the contractual arrangements and voluntarily liquidate our contemplated VIEs, or if our contemplated VIEs declare bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of our contemplated VIEs undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations. See Item 1.A Risk Factors: Risks Related to the Company’s Organizational Structure.

v

Recent statements and regulatory actions by the Chinese government have addressed the issue of anti-monopoly concerns. Where a business operator’s abuse of intellectual property rights to exclude or restrict competition constitutes a monopoly agreement, the anti-monopoly law enforcement agency shall order it to stop the illegal activity, confiscate the illegal income, and impose fines. Upon execution of our business plan through a merger with an operating company, RTAS will be subject to anti-monopoly laws and, if found in violation, our stock price could decline or become worthless.

It will be difficult for investors to assert claims against China-based issuers, including their officers, directors, and agents and it may be challenging for investors to pursue their claims in U.S. courts. Even if an investor secures a judgment, the investor may still be unable to enforce it in China.

In addition, the assertion of new regulation by the Chinese government could our ability to continue to offer securities to foreign investors and hinder our ability to execute of our business merger plan.

China may be subject to considerable degrees of economic, political and social instability. Investments in securities of Chinese issuers involve risks that are specific to China, including regulatory, liquidity and enforcement risks.

Regulatory cycles are not uncommon in China. Policy and regulatory scrutiny should be seen as ongoing risks when it comes to investing in China. The revised Chinese regulations have not ruled on for our industry. We are not currently engaged in a VIE structure, however that could change moving forward.

We will subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions if, and when, we merge with a Photovoltaic solar energy. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing business activities in China. If, and when, we merge with a Photovoltaic solar energy company we may expand into new cities or countries or and add new products and services, we may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of future operations. See Item 1.A Risk Factors: Our Business is Subject to Numerous Legal and Regulatory Risks that Could Have an Adverse Impact on Our Contemplated Business.

China’s legal system is substantially different from the legal system in the United States and may raise risks and uncertainties concerning the intent, effect, and enforcement of its laws, rules, and regulations, including those that restrict the inflow and outflow of foreign capital or provide the Chinese government with significant authority to exert influence on a China-based Issuer’s ability to conduct business or raise capital. This lack of certainty may result in the inconsistent and unpredictable interpretation and enforcement of laws, rules, and regulations, which may change quickly. China-based Issuers face risks related to evolving laws and regulations, which could impede our ability to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See Item 1.A Risk Factors: Risks Related to the Regulatory Environment.

Our contemplated operations are governed by the China Securities Regulatory Commission (“CSRC”) and Cyber Administration of China (“CAC”).

CAC oversees data security and recently revised its laws to include operators that possess personal information for over one million individuals would be subject to cybersecurity when listing of foreign exchanges. Personal information is defined in Article 76(5) of Cybersecurity Law as various information which is recorded in electronic or any other form and used alone or in combination with other information to recognize the identity of a natural person, including but not limited to name, date of birth, ID number, personal biological identification information, address and telephone number of natural persons.

vi

As we have not implemented a business plan, RTAS does not meet the criteria to trigger the CAC revised rule. However, we anticipate that, upon executing a business combination by merging with an existing entity, we will be subject to CAC rules and regulations. Our operations could be suspended if the CAC finds we are in violation of data security laws. See Item 1.A Risk Factors: Greater Chinese Regulatory Oversight May Impact our Contemplated Business.

The CRSC oversees China's nationwide centralized securities supervisory system, with the power to regulate and supervise securities issuers, as well as to investigate, and impose penalties for illegal activities related to securities and futures. China based companies listed on the OTC Markets may be required to request approval from CSRC to continue listing on this market. As of this time, our current quotation on OTC Markets is permissible without such approval.

CSRC is responsible for the examination and approval, as well as supervision and administration of foreign-invested securities companies. Our Company is not currently required to submit information to the CSRC, however RTAS may be required to comply with CSRC regulation in the future. As such, we may be required to submit information about our contemplated business to CRSC for approval and would be subject to continued compliance. If we become noncompliant with CRSC rules, our business operations could be suspended. In addition, the CRSC could deny us permission as an issuer to foreign investors if it is ruled that VIE’s are illegal.

As of this time, we are not required to submit and have not submitted information to CSRC that is required to list on OTC Markets but will comply with the request in the future.

Moving forward, RTAS may be subject to CRSC rules and regulations and has not received approval at this time. As such, we will be required to submit information about our future contemplated business to CRSC for approval and will be subject to continued compliance. In addition, if we decide to implement a VIE structure, the CRSC could deny us permission as an issuer to foreign investors if it is ruled that VIE’s are illegal. The value of our stock could decline or become worthless and RTAS could be delisted as a result of not complying with CRSC rules.

Under the PRC Anti-monopoly Law, merger & acquisitions that meet certain turnover thresholds must notify the State Administration for Market Regulation (SAMR) for merger control clearance and may not be implemented without SAMR’s approval.

RTAS plans to merge with, or acquire, a target company to commence its business operations. If our target business meets the threshold for review by SAMR, we will be required to submit an application for approval.

The SAMR utilizes a substantive test for merger review. The substantive test takes into consideration the:

•	Market shares and market control power of the business operators concerned
•	Concentration levels of relevant markets
•	Impact of the concentration on market entry, technological development, consumers and other relevant operators
•	Impact of the concentration on national economic development
•	Foreign investment

As of this time, RTAS is not required to submit an application to SAMR as we have not identified a merger or acquisition candidate. However, if we locate a suitable merger or acquisition candidate, we may be required to submit an approval request to SAMR. IF SAMR denies our application, we could face monetary penalties or delisting of our securities. Such actions would significantly limit or completely hinder our ability to offer, or continue to offer, securities to investors and cause the value of such securities to significantly decline or be worthless.

vii

RTAS plans to conduct operations in China and may acquire Chinese companies as subsidiaries to carry out its future plan of business. Daily operations in PRC may include purchase of raw materials, manufacturing, selling, hiring labor forces, and R&D. Cash associated with these activities will circulate in PRC in the form of local currency. Activities such as raising capitals to support PRC operations, hiring US employees, paying for working capital, and paying out dividends will involve cross-border payments.

Cross-border payments must comply with the relevant regulation of the China State Administration of Foreign Exchange (SAFE). PRC adopts a partial foreign exchange administration. Foreign currency is forbidden to circulate within the territory. It allows exchange and payment on current accounts such as trading while implementing certain controls on capital accounts such as investment. Shanghai Free-Trade Zone even implements a more relaxed policy.

Payrolls and working capitals are on current accounts. Investment and dividends payment will be on capital accounts. We may face obstacles even if transactions are legal and reasonable after proper registration. So far, RTAS has not established a VIE nor has determined the corporate structure. However, RTAS might also set up a structure to fully utilize the more relaxed policy in Free-Trade Zone to minimize the restrictions. There have been no transfers, dividends, or distributions as of this date.

In compliance with US laws, PRC laws and regulations, RTAS may implement a VIE and will be required to work out financial plans to establish cash flow to the parent company, subsidiaries and VIE regarding daily operation and dividends pay out.

However, we could be restricted by PRC laws. There is no guarantee that cash will be distributed from businesses, including contemplated subsidiaries and/or consolidated VIEs, to the parent company. There is also no guarantee we will have the ability to settle amounts owed under the contemplated VIE agreements.

If we merge or acquire a company located in China we will subject to extensive national, provincial, and local governmental regulations, policies and controls. Central governmental authorities and provincial and local authorities and agencies regulate many aspects of Chinese industries, including without limitation, among others and in addition to specific industry-related regulations, the following aspects:

•	banking regulations

•	environmental protection laws and regulations;

•	security laws and regulations;

•	establishment of or changes in shareholder of foreign investment enterprises;

•	foreign exchange;

•	taxes, duties and fees;

•	cyber security and information protection laws and regulations

The liabilities, costs, obligations, and requirements associated with these laws and regulations may be material, may delay the commencement of operations. Failure to comply with the relevant laws and regulations in our contemplated operations may result in various penalties, and thus adversely and materially affect our business, prospects, and financial condition. While we plan to comply with the relevant laws and regulations in the development and operation of our contemplated business combination, we may incur additional costs in order to fulfill such requirements, and we cannot assure you that we have complied with or will comply with the requirements of all relevant laws and regulations. Additionally, there can be no assurance that the relevant government agencies will not change such laws or regulations or impose additional or more stringent laws or regulations. We cannot assure you that we will comply with the requirements of all new laws and regulations. Compliance with such laws or regulations may require us to incur material capital expenditures or other obligations or liabilities.

viii

Furthermore, if future legislations mandate further actions to be taken by companies, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. If we fail to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, our current corporate structure, corporate governance and business operations could be materially and adversely affected.

In summary, RTAS has no business operations and does not currently have a VIE structure in place. We have no intentions on implementing a VIE structure at this time, however, additional regulations by the Chinese government may necessitate our company moving to a VIE structure. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

CSRC, CAC, SAMR, PRC and other governmental agencies may be required to approve our contemplated VIE’s operations, if implemented. At this time, we are not required to receive permission or approvals from these agencies. If we implement a VIE structure, we could be required to receive approval from Chinese government agencies and if we are denied permission, or become noncompliant our company could be fined, and our securities could be suspended or delisted. Applicable laws, regulations, and interpretations change, and we may be required to obtain such permissions or approvals in the future. As of this time, RTAS has not received permissions or approvals from CSRC, CAC, SAMR, PRC or any other governmental agencies.

Risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice; and the risk that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities.

ix

Item 1.	Business

(a) Business Development

The Company was organized under the laws of the State of Nevada on January 5, 2005, under the name File4ward Software, Inc. The Company changed its name to RNS Software, Inc. on March 16, 2005. The Company was a development stage company in the business of developing and marketing a search engine optimization software.

Business operations for REDtone Asia, Inc. and its subsidiaries were abandoned by former management and a custodianship action, as described in the subsequent paragraph, was commenced in 2019. The Company filed its last 10-Q in 2016, this financial report included liabilities and debts. As of the date of this filing, these liabilities and debts have been addressed and the legal opinion for debt write off is attached as an Exhibit.

On April 23, 2019, the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (“SCC”, the “Custodian”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock. Rhonda Keaveney is the control person for Small Cap Compliance, LLC.

The court awarded custodianship to SCC based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. At this time, Michael Dobbs was appointed sole officer and director.

The Company was severely delinquent in filing annual reports for the Company’s charter. The last quarterly report was filed on July 31, 2016 on Form 10-Q. In addition, the company was subject to Exchange Act reporting requirements including filing 10Q’s and 10Ks. The Company was out of compliance with Exchange Act reporting. SCC attempted to contact the Company’s officers and directors through letters, emails, and phone calls, with no success.

SCC was a shareholder in the Company and applied to the Court for an Order appointing SCC as the Custodian. This application was for the purpose of reinstating RTAS’s corporate charter to do business and restoring value to the Company for the benefit of the stockholders.

SCC performed the following actions in its capacity as custodian:

•	Funded any expenses of the company including paying off outstanding liabilities

•	Brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent

•	Appointed officers and directors and held a shareholders meeting

The Custodian paid the following expenses on behalf of the company:

Nevada Secretary of State for reinstatement of the Company, $4,160

Amended and Restated Articles of Incorporation for the Company, $175

Shareholders Meeting $500

1

Upon appointment as the Custodian of RTAS and under its duties stipulated by the Nevada court, SCC took initiative to organize the business of the issuer. As Custodian, the duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. SCC also had authority to enter into contracts and find a suitable merger candidate. SCC was compensated for its role as custodian in the amount of $30,000. SCC did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on August 14, 2019.

On May 22, 2019, SCC entered into a Convertible Note with Bridgeview Capital Partners, LLC, whereby Bridgeview Capital Partners LLC paid SCC $30,000 for custodian services and payment of company debt and 1,700,000 shares of Convertible Series A Preferred Stock. These shares represent the controlling block of stock. Michael Dobbs and Sean Larson are control persons for Bridgeview Capital Partners, LLC.

In November 2021, Bridgeview Capital Partners, LLC entered into a Stock Purchas Agreement with Yang Chong Yi whereby Yang Chong Yi purchased 1,700,000 shares of Convertible Series A Preferred Stock for $85,000. Michael Dobbs resigned as sole officer and director and appointed Yang Chong Yi as its CEO, Treasurer, Secretary, and Director of the Company.

(b) Business of Issuer

Since 2019, the Company’s operations consist of a search for a merger, acquisition, reverse merger or a business transaction opportunity with an operating business or other financial transaction; however, there can be no assurance that this plan will be successfully implemented. Until a transaction is effectuated, the Company does not expect to have significant operations and plans to acquire a business in Photovoltaic solar energy, energy storage equipment and charging piles. At this time, the Company has no arrangements or understandings with respect to any potential merger, acquisition, reverse merger or business combination candidate pursuant to which the Company may become an operating company.

Opportunities may come to the Company’s attention from various sources, including our management, our stockholders, professional advisors, securities broker dealers, venture capitalists and private equity funds, members of the financial community and others who may present unsolicited proposals. At this time, the Company has no plans, understandings, agreements, or commitments with any individual or entity to act as a finder in regard to any business opportunities. While it is not currently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions, reorganizations or other such transactions, such firms may be retained if such arrangements are deemed to be in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services.

The Company has restricted its search to the business of Photovoltaic solar energy, energy storage equipment and charging piles. In evaluating a potential transaction, the Company analyzes all available factors and make a determination based on a composite of available facts, without reliance on any single factor.

 It is not possible at this time to predict the nature of a transaction in which the Company may participate. Specific business opportunities would be reviewed as well as the respective needs and desires of the Company and the legal structure or method deemed by management to be suitable would be selected. In implementing a structure for a particular transaction, the Company may become a party to a merger, consolidation, reorganization, tender offer, joint venture, license, purchase and sale of assets, or purchase and sale of stock, or other arrangement the exact nature of which cannot now be predicted. Additionally, the Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation, or reorganization of the Company with other business organizations and there is no assurance that the Company would be the surviving entity. In addition, our present management and stockholders may not have control of a majority of the voting shares of the Company following reorganization or other financial transaction. As part of such a transaction, some or all of the Company’s existing directors may resign and new directors may be appointed. The Company’s operations following the consummation of a transaction will be dependent on the nature of the transaction. There may also be various risks inherent in the transaction, the nature and magnitude of which cannot be predicted.

2

The Company may also be subject to increased US and China governmental regulations following a transaction; however, it is not possible at this time to predict the nature or magnitude of such increased regulation, if any.

The Company expects to continue to incur moderate losses each quarter until a transaction considered appropriate by management is effectuate.

At present financial revenue has not yet been realized. The Company hopes to raise capital in order to fund the acquisitions.

All statements involving our business plan are forward looking statements and have not been implemented as of this filing.

The Company is moving in a new direction, statements made relating to our contemplated business combination are forward looking statements and we have no history of performance. Current management does not have any experience in acquisition of companies but is actively looking for a suitable person to incorporate into the management team.

The analysis will be undertaken by or under the supervision of our management. As of the date of this filing, we have not entered into definitive agreements. In our continued efforts to analyze potential merger candidates, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion or new technology;

•	Competitive position as compared to other businesses of similar size and experience within our contemplated segment as well as within the industry as a whole;

•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance and other required items;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources;

•	The extent to which the business opportunity can be advanced in our contemplated marketplace; and

•	Other relevant factors

In applying the foregoing criteria, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical, and managerial capabilities for identifying and completing our contemplated business plan to merge with a company operating in the Photovoltaic solar energy industry.

We are unable to predict when we will, if ever, identify and implement a business plan. We anticipate that a proposed merger candidate would be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

3

We may incur time and costs required to select and evaluate our business structure and complete a merger, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective business that is not ultimately completed may result in a loss to the Company. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants, and others. Costs may be incurred in the investigation process, which may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

As of the time of this filing, the Company has not implemented a business combination. Our plan is to implement a business combination by merging with, or acquiring, an operating entity that offers opportunities in the Photovoltaic solar energy industry, energy storage equipment and charging piles. We are actively looking for a suitable merger candidate and evaluating potential target companies that align with our business needs. This will require review of financials, products and management of the merger candidate. We anticipate the review process could take up to 30 days after a viable candidate is located.

Competition

REDTone Asia, Inc. is in direct competition with many other entities in its efforts to locate a suitable merger candidate. Included in the competition are business development companies, special purpose acquisition companies (“SPACs”), venture capital firms, small business investment companies, venture capital affiliates of industrial and financial companies, broker-dealers and investment bankers, management consultant firms and private individual investors. Many of these entities possess greater financial resources and are able to assume greater risks than those which REDTone Asia, Inc. could consider. Many of these competing entities also possess significantly greater experience and contacts than REDTone Asia, Inc.’s management. Moreover, the Company also competes with numerous other companies similar to it for such opportunities.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

4

Employees

As of this filing, we had one officer and director. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A.	Risk Factors

Risks Relating to Our Business

Our contemplated business plan involves a number of very significant risks. Our future business operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Our officers and directors reside outside the United States, investors may have limited legal recourse against them including difficulties in enforcing judgments made against them by U.S. courts. There is neither treaty nor any reciprocal arrangement between China and the United States regarding recognition or enforcement of civil judgments.

Recent statements by the Chinese government indicate an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

RTAS may implement a VIE structure in the future if our operations are located in China. If the PRC government determines that the contractual arrangements constituting part of our VIE structure does not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares may decline in value or be worthless if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries that may conduct all or substantially all of our contemplated future operations.

We are not currently required to comply with regulations and policies of the CAC because we have not commenced a business in China.

CAC regulates the collection of personal information, which is recorded electronically, or in any other form, to recognize the identity of a natural person. In light of greater oversight regarding the collection of personal information we will be subject to cybersecurity review upon execution of our contemplated business plan.

Our potential business plan, Photovoltaic solar energy, energy storage equipment and charging piles, will have operations in China and will be subject to cybersecurity review. We face uncertainties as to whether such clearance can be timely obtained, or at all, and we may incur additional time delays to complete any anticipated acquisitions.

In light of greater oversight by CAC for companies seeking to list on a foreign exchange, target business combinations could be impacted. If CAC determines our target business does not meet its requirements, our ability to implement our business plan will be greatly affected.

If CAC determines that we have violated any portion of PRC laws and regulation, our ability to obtain or maintain permits or licenses required to conduct business in China may be affected. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

5

Our Auditor is U.S based, registered with the PCAOB, and is subject to PCAOB inspections

The Holding Foreign Companies Accountable Act (“HFCAA”) became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the auditor has been unavailable for PCAOB inspection or investigation for three consecutive years.

The HFCAA requires the SEC to identify registrants that have retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that:

•	Is located in a foreign jurisdiction; and
•	The PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction
•	As reflected on the PCAOB's website, the PCAOB is currently unable to inspect or investigate accounting firms due to a position of the local authority in two jurisdictions: China and Hong Kong

If the PCAOB is unable to inspect the issuer's public accounting firm for three consecutive years, the issuer's securities are banned from trade on a national exchange or through other methods. The United States Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of non-inspection years from three years to two years.

There are material risks to the issuer and its investors if it is determined that the PCAOB is unable to inspect our auditor because of a position taken by an authority in a foreign jurisdiction. The inability to thoroughly inspect or investigate our auditor may cause trading in our securities to be prohibited and an exchange may determine to delist our securities. As a result, our securities could be delisted rendering our stock worthless.

BF Borgers CPA PC, PCAOB ID 5041, is our current auditor, located in the United States, and their offices and the PCAOB has the ability to inspect their offices.

We are a blank check company

REDtone, Inc. is a Blank Check Company as defined by Securities Act Rule 419(a)(2):

(2)	For purposes of this section, the term “blank check company” shall mean a company that:

(i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(ii) Is issuing “penny stock,” as defined in Rule 3a51-1 (17 CFR 240.3a51-1) under the Securities Exchange Act of 1934 (“Exchange Act”).

As of this filing, RTAS has no business plan and hopes to acquire a business in Photovoltaic solar energy, energy storage equipment and charging piles. RTAS hopes to raise sufficient capital to locate a suitable merger candidate.

6

The PRC Anti-monopoly Law Requires Approval for Merger & Acquisition

Under the PRC Anti-monopoly Law, merger & acquisitions that meet certain turnover thresholds must notify the State Administration for Market Regulation (“SAMR”) for merger control clearance and may not be implemented without SAMR’s approval.

RTAS may merge with, or acquire, a target company to commence its business operations. If our target business meets the threshold for review by SAMR, Ministry of Commerce (“MOFCOM”), and other national security laws. We will be required to submit applications for review to these regulatory agencies.

The SAMR utilizes a substantive test for merger review. The substantive test takes into consideration the:

•	Market shares and market control power of the business operators concerned
•	Concentration levels of relevant markets
•	Impact of the concentration on market entry, technological development, consumers and other relevant operators
•	Impact of the concentration on national economic development
•	Foreign investment

If the merger or acquisition does not meet the SAMR criteria, our application will be denied.

Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

MOFCOM requires the disclosure of the control persons, defined as any natural person, enterprise, government authority, or international organization that ultimately exercises control over a foreign investment enterprise directly or indirectly through equity interests, contract, trust, or any other means. China has escalated the national security review system (“NSR”) as requested by the MOFCOM. China expanded the scope of its national security review to capture transactions between two foreign parties involving a Chinese company or Chinese interests in conjunctions with PRC Foreign Investment Law and its implementation regulations.

In addition to the NSR system, MOFCOM promulgated the Provisions on the Unreliable Entity List (UEL), under which foreign individuals and entities who are on the UEL may be restricted or prohibited from investing in China. RTAS is not on the list of as this time and the list is constantly changing.

Actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our business is subject to conflicting laws and regulations in China

We are subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions where we provide our services. New laws and regulations may be adopted from time to time to address new issues that come to the authorities' attention. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing our contemplated business activities. A large number of proposals are before various national, regional, and local legislative bodies and regulatory entities regarding issues related to our industry or our business model. If we merge with a Photovoltaic solar energy business and implement a business plan we may expand into new cities or countries or add new products and services to our platform. We may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of operations. Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

7

Risks related to PRC Securities Law that prevent access to information and regulatory oversight of U.S. authorities

PRC Securities Law state that no overseas securities regulator can directly conduct investigations or evidence collection activities within the PRC and no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators without Chinese government approval. The SEC, U.S. Department of Justice, and other U.S. authorities face substantial challenges in bringing and enforcing actions against China-based Issuers and their officers and directors. As a result, investors in China-based Issuers may not benefit from a regulatory environment that fosters effective enforcement of U.S. federal securities laws.

Risks related to China’s evolving regulatory environment

China’s legal system is substantially different from the legal system in the United States and may raise risks and uncertainties concerning the intent, effect, and enforcement of its laws, rules, and regulations, including those that restrict the inflow and outflow of foreign capital or provide the Chinese government with significant authority to exert influence on a China-based Issuer’s ability to conduct business or raise capital. This lack of certainty may result in the inconsistent and unpredictable interpretation and enforcement of laws, rules, and regulations, which may change quickly. China-based Issuers face risks related to evolving laws and regulations, which could impede their ability to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock. Such actions could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Legal limitations on shareholder rights and recourse for legal claims

Legal claims, including federal securities law claims, against China-based Issuers may be difficult or impossible for investors to pursue in U.S. courts. Even if an investor obtains a judgment in a U.S. court, the investor may be unable to enforce such judgment, particularly in the case of a China-based Issuer, where the related assets or persons are typically located outside of the United States and in jurisdictions that may not recognize or enforce U.S. judgments. If an investor is unable to bring a U.S. claim or collect on a U.S. judgment, the investor may have to rely on legal claims and remedies available in China or other overseas jurisdictions where the China-based Issuer may maintain assets. The claims and remedies available in these jurisdictions are often significantly different from those available in the United States.

Resale limitations of Rule 144(i) on your shares

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one-year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10K for the preceding 12 months and since the filing of the Form 10, or Rule 144 is not available for the resale of securities.

8

There is no guarantee that we will have business operations or that these operations will be profitable, we have extremely limited assets, have incurred operating losses, and have no current source of revenue

We have had minimal assets and no operations. We do not expect to generate revenues until we begin to implement a business plan by merging with a Photovoltaic solar energy company. However, we can provide no assurance that we will produce any material revenues for our stockholders, or that our business will become operational or become profitable.

We will, likely, sustain operating expenses without corresponding revenues, at least until the consummation of a business plan. This may result in our incurring a net operating loss that will increase unless we consummate a business plan with a profitable business. We cannot assure you that we can identify a suitable business combination, or that any such business will be profitable at the time of its acquisition by the Company or ever.

Our auditors have deemed our Company as a going concern and capital resources may not be sufficient to fund our anticipated future operating needs

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended April 30, 2022, and 2021 expressing doubt regarding our ability to continue as a going concern. We currently no cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement a business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

Environmental laws compliance

As of this filing, we are not subject to environmental laws.

We may not be able to obtain China’s regulatory approvals for future business products

Our contemplated business will be subject to China laws and regulations if we merge with a Chinese company or carry out a business plan in China. The Company believes acquisition of already accredited private corporations will mitigate some of this risk.

We face a number of risks associated with a future contemplated business plan, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to locate a merger candidate. We have no operations at this time so our expenses are likely to increase, and it is possible that we may incur substantial debt or convertible debt in order to complete a merger, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

9

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities

At this time, we have no operations and future implementation of a business plan is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future business and internal development. While management intends to seek businesses opportunities with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. In the event we complete a business plan, the success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate identify and evaluate suitable business opportunities

We can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will successfully implement a business plan. We cannot guarantee that we will be able to negotiate contracts on favorable terms. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business plan or that we will be able to develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business and no revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $70,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies and others

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

10

A business opportunity may result in a change of control and a change of management

In conjunction with completion of a merger, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We depend on our officers and the loss of their services would have an adverse effect on our contemplated business

We have officers and directors of the Company that are critical to our chances for success in executing a business combination and merger acquisition. We are dependent on their services to operate our business and the loss of these persons, or any of them would have an adverse impact on our future operations until such time as he or she could be replaced, if he could be replaced. We do not have employment contracts or employment agreements with our officers, and we do not carry key man life insurance on their lives.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Our ability to hire and retain key personnel will be an important factor in the success of our contemplated business and a failure to hire and retain key personnel may result in our inability to manage and implement a merger and subsequent business plan

We may not be able to attract and retain the necessary qualified personnel to manage our business. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement a business plan.

Legal disputes could have an impact on the Company

We plan to engage in business matters that are common to the business world that can result in disputations of a legal nature. In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Our common stock is listed on the OTC MARKETS. An investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future

Our common stock is not currently trading on any exchange. RTAS is listed on OTC Markets under the Grey Market tier, meaning there are no available stock price quotes, and you may not buy our stock in the open market. In the past, the market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our business or financial condition. As a result, an investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

11

Our stock trades below $5.00 per share and is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock

If our stock trades below $5.00 per share and is subject to special sales practice requirements applicable to "penny stocks" which are imposed on broker-dealers who sell low-priced securities of this type. These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

Our officers, directors and principal stockholders own a large percentage of our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters

As of October 31, 2021, our officers, directors, and principal stockholders were deemed to be the beneficial owners of approximately 87.94% of our issued and outstanding shares of common stock after conversion and 100% of our Preferred A shares. As a result, such persons can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

Risks Related to Our Shareholders and Shares of Common Stock

There is presently no public market for our securities and rule 144 is not currently available

Our common stock is not currently trading on any exchange, and a robust and active trading market may never develop. Because of our current status as a “shell company,” Rule 144 is not currently available. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some, or all, of their shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock.

Our stock is not traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares

Even if our stock becomes trading, it is likely that our common stock will be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

12

Our common stock is be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell

A common stock is a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 2,000,000,000 shares of common stock of which 325,038,356 shares are currently outstanding and 5,000,000 shares of Preferred Stock are authorized, of which 1,700,000 shares are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

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Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 5,000,000 shares of Preferred Stock, 2,000,000 designated as Series A Preferred Stock and 1,700,000 issued and outstanding. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

As of April 30, 2023, our officers, directors, and principal stockholders were deemed to be the beneficial owners of approximately of our 100% issued and outstanding shares of Preferred shares. These shares are convertible into 1,595,000,000,000 shares of common stock and represents approximately 81% of our issued and outstanding common shares. As a result, such persons can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

Item 2.	Financial Information

Management’s Discussion and Analysis or Plan of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

•	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

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Management for each year commencing with the year ending December 31, 2021 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules, and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

REDtone Asia, Inc. is a blank check company and has not implemented its business plan. As of this filing, RTAS has no business plan and hopes to acquire a business in the Photovoltaic solar energy industry, energy storage equipment and charging piles. RTAS hopes to raise sufficient capital to locate a suitable merger candidate.

Results of Operations for REDtone Asia, Inc. —Comparison of the Year Ended April 30, 2023 and 2022 (Audited)

Revenue

We had no revenues from operations during either April 30, 2023 or 2022.

Operating Expenses

For the year ended April 30, 2023 and 2022, the Company had not operating expenses.

Other Income and Expenses

Other expenses for the year ended April 30, 2023 were $206,214 compared to $94,795 for the year ended April 30, 2022.

For the year ended April 30, 2023 and 2022, the Company had no other income.

For the year ended April 30, 2023, foreign exchange gains were $206,214, compared to $98,878 for the year ended April 30, 2022. For the year ended April 30, 2023, interest expenses were $0, compared to $4,083 for the year ended April 30, 2022.

Stock compensation expense

During the year ended April 30, 2023, we incurred Nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Income (Loss)

For the year ended April 30, 2023, the Company had a net profit of $0 compared to the year ended April 30, 2022, a net loss of $4,083.

Other Comprehensive Income and Loss

For the year ended April 30, 2023, other comprehensive profit from foreign currency translation adjustment were $206,214, compared to $98,878 for that of the year ended April 30, 2022.

Total Comprehensive Income and Loss

For the year ended April 30, 2023, total comprehensive income was $206,214, compared to $94,795 for that of the year ended April 30, 2022.

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Liquidity and Capital Resources

As of April 30, 2023, we had $0 of cash, $4,319,375 in total liabilities and an accumulated deficit of $14,476,796 compared to $4,525,589 in total liabilities and an accumulated deficit of $14,476,796 for the year ended April 30, 2022. We used $0 of cash in operations for the year ended April 30, 2023 and received net proceeds from financing of $0.

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net profit of $0 and have an accumulated stockholders’ deficit of $14,476,796 and accumulated other comprehensive income of $657,738 as of April 30, 2023. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Item 3.	Properties

We do not own any property and do not pay for office space.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of this filing, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Million Vision Development International Limited Room 915, 9/F, Fortune Commercial Bldg. Tsuen Wan, New Territories K3 *Chan Wah Fant is the control person	260,619,365 Common Shares	80.18%

Bridgeview Capital Partners LLC 4202 Overlook Cir Piermont, NY 10968 Michael Dobbs Sean Larson Control persons	25,223,000 Common Shares	7.76%

Dr. Yang Chong Yi 19F, No.38 West Nanjing Road Jing’An District Shanghai, China 200041	1,595,000 Preferred A Shares	93.82%

Global Asset Operation Group Co., Limited Room 2408, Block B Sunshine Science and Technology Park Nanshan District, Shenzhen, China Zhongxing Hu is the control person	105,000 Preferred A Shares	6.18%

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Item 5.	Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Name	Age	Position
Dr. Yang Chong Yi	62	CEO, President, Secretary, Treasurer, Director

Officer Bios

Dr. Yang Chong Yi, Chief Executive Officer

Dr. Yang Chong Yi is experienced in both governmental and private sectors, specializing in investment banking, and merger and acquisitions. Dr. Yang has held the following positions:

•	Deputy Chief in the Bureau of Commodity Price in Shanghai Development and Reform Center
•	Associate Director in Hongkong First Eastern Investment Group
•	General Manager in Shanghai First Food Investment Management Company
•	Managing Director of a state-owned private equity fund

Dr. Yang also has experience consulting businesses in preparation for IPOs on listings on NASDAQ in addition to consulting commercial complex projects in the cities of New York and Los Angeles.

Dr. Yang Chong Yi is the author of “Winning at Quitting” and “The Economics of Popularity” and Visiting Professor at Shanghai Lixin Institute of Finance and Accounting, a Distinguished Research Institution at the Economic Development Research Center of the Shanghai Municipal Government. Lastly, Dr. Yang is Executive Secretary of the Financial and Economic Committee (Shanghai) of the US-China International Chamber of Commerce.

Item 6.	Executive Compensation

For the past two years, no sole officer or director has received any cash remuneration. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity to date. Our officer and director intend to devote all of his time to RTAS and furthering the contemplated acquisition of a business in the Photovoltaic solar energy industry, energy storage equipment and charging piles.

The Company, for the benefit of its employees, has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs.

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Item 7.	Certain Relationship and Related Transactions, and Director Independence

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form 10 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

Small Cap Compliance, LLC is considered a promoter(s) under the meaning of Securities Act Rule 405. SCC was appointed custodian of the Company and under its duties stipulated by the Nevada court. Small Cap Compliance, LLC took initiative to organize the business of the issuer. As custodian, its duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. The custodian also had authority to enter into contracts and find a suitable merger candidate. In addition, Small Cap Compliance, LLC was compensated, in the amount of $30,000, for its role as custodian and paid outstanding bills to creditors on behalf of the company. The custodian has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on August 14, 2019. See Item 1: Business for details.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

As discussed in Item 1, the Company is deemed a shell company. As disclosed in Item 4, there are several persons, Dr. Yang Chong Yi, is considered control person and acquired control of the Company. As discussed in Item 1, purchased 1,700,000,000 shares of the Company’s Preferred A Shares. These shares represent the controlling block of stock and were purchased from Bridgeview Capital Partners for $85,000.

Dr. Yang Chong Yi is our CEO and President. He is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors.

On June 28, 2023, Global Asset Operation Group Co., Limited entered into a Stock Purchase Agreement with Dr. Yang Chong Yi, whereby Global Asset Operation Group Co., Limited purchased 105,000 shares of Convertible Preferred A Series Stock for $30,000.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Item 8.	Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

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Item 9.	Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information.

Our Common Stock is not trading on any stock exchange. However, it is currently listed on OTC Markets under the symbol RTAS and there is no established public trading market for the class of common equity.

	HIGH	LOW
Fiscal Year 2022
First Quarter (Jan.1, 2022 – March 31, 2022)	$.01	$.01
Second Quarter (April 1, 2022– June 30, 2022)	.005	.005
Third Quarter (July 1, 2022 – Sept. 30, 2022)	.005	.011
Fourth Quarter (Oct. 1, 2022 – Dec. 31, 2022)	.075	.005

Fiscal Year 2021
First Quarter (Jan.1, 2021 – March 31, 2021)	$.01	$.01
Second Quarter (April 1, 2021– June 30, 2021)	.01	.01
Third Quarter (July 1, 2021 – Sept. 30, 2021)	.01	.01
Fourth Quarter (Oct. 1, 2021 – Dec. 31, 2021)	.01	.01

(b) Holders.

As of this filing, there are approximately 52 holders of an aggregate of 325,038,356 shares of our Common Stock issued and outstanding and 1 holder of 1,700,000 Preferred A shares issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None.

Item 10.	Recent Sale of Unregistered Securities

On November 15, 2021, Bridgeview Capital Partners, LLC entered into a Stock Purchase Agreement with Dr. Yang Chong Yi, whereby Dr. Yang Chong Yi purchased 1,700,000 shares of Convertible Preferred A Series Stock, the controlling block of stock, for the purchase price of $85,000.

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On June 28, 2023, Global Asset Operation Group Co., Limited entered into a Stock Purchase Agreement with Dr. Yang Chong Yi, whereby Global Asset Operation Group Co., Limited purchased 105,000 shares of Convertible Preferred A Series Stock for $30,000.

The restricted shares were sold in a private transaction pursuant to Rule 144(i) of the ’33 Securities Act. As of this date, the shares have not been registered.

Item 11.	Description of Registrant’s Securities to be Registered

(a) Common.

We are authorized by our Certificate of Incorporation to issue an aggregate of 2,000,000,000 shares of capital stock, of which 1,995,000,000 are shares of common stock, Par Value $0.001 per share (the “Common Stock”). There are 5,000,000 are shares of preferred stock, Par Value $0.001 per share (the “Preferred Stock”) and 2,000,000 Preferred shares are designated as Convertible Series A Preferred Stock. As of the date of this filing, there are 325,038,356 shares of Common Stock issued and outstanding and 1,700,000 shares of Convertible Series A Preferred Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 5,000,000 shares of Preferred Stock authorized with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

At this time there are 2,000,000 shares of Preferred Stock authorized as Convertible Series A Preferred Stock and 1,700,000 are issued and outstanding.

One (1) share of the as Convertible Series A Preferred Stock shall be converted into one thousand (1,000) shares of common stock of the Corporation and entitled to one thousand (1,000) votes of common stock for every one (1) share of as Convertible Series A Preferred Stock owned. The holders of the Convertible Series A Preferred Stock shall not be entitled to receive dividends.

From time to time its Board of Directors may amend the Preferred class of stock. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Series A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Series A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Series D Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and Bylaws copies of which have been filed as exhibits to this Form 10.

Section 13 of our By-laws state the following;

Section 13      Super Majority Votes: Motions on the following issues shall require the vote of at least sixty-five percent (65%) of the Stockholders to carry:

A.	Amending these By-Laws;

B	Capital Contributions;

C	Removal of the Director or any Officer;

D.	Issuing New Shares of stock;

E.	Issuing New Classes of Shares;

F.	Terminating or rejecting the defense or indemnity of any Director, Officer, agent, or employee; and

G.	Terminating, Dissolving, or winding down the business affairs of the Corporation or liquidating more than half of the assets and property of the Corporation.

Our Preferred D shareholder has over 65% of the voting shares and will carry the necessary votes to determine the outcome for all of the above-mentioned actions.

Section 15 of our By-laws state the following;

Section 15      Stock Transfer Restrictions. A Stockholder contemplating a sale or transfer of any shares of Stock in the Corporation to any third party shall first provide written Notice of Intent to Sell Stock to the Board and all the other Stockholders which shall include the name of the proposed purchaser and the full terms and conditions of the proposed sale. The other Stockholders shall have thirty (30) days from Notice of Intent To Sell Stock to give written Notice of Intent to Purchase Stock on the same terms and conditions as set forth in the Notice of Intent to Sell Stock.

If no Stockholder gives Notice of Intent to Purchase Stock within thirty (30) days, then the Stockholder may sell as set forth in the Notice of Intent to Sell Stock provided that a majority of the remaining Stockholders approve the sale or transfer to the proposed third-party purchaser.

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Any purported sale or transfer of shares of Stock in the Corporation undertaken without compliance with all the provisions of Section 15 shall be void and without effect.

Any potential purchaser of shares of Stock in the Corporation Buyer shall be advised of the restrictions imposed by these By-Laws and Nevada law, including but not limited to Chapters 78, 78A, and 90 of the Nevada Revised Statutes.

Under Section 78.242 of the Nevada Revised Statutes, this provision applies to the holders of restricted stock that has not been registered in is being sold or transferred in a private sale. It is the policy of our Board to review the private sale and approve the sale if all required documentation is in order. The majority stockholder must also approve the sale. In this case, it is our Preferred D Stock shareholder, who is also our sole officer and director.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12.	Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify all our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Item 15.	Financial Statements and Exhibits

REDTONE ASIA, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

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Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Redtone Asia, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Redtone Asia, Inc. as of April 30, 2023 and 2022, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2021

Lakewood, CO

July 7, 2023

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REDTONE ASIA, INC.

BALANCE SHEETS

	As at April 30
	Note	2023	2022

TOTAL ASSETS		$–	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Notes payables	4	$–	$–
Accounts payable		546,280	572,360
Accrued expenses and other payables	5	899,849	942,810
Amount due to related parties	6	1,904,642	1,995,572
Tax payable		968,604	1,014,847
Total current liabilities		4,319,375	4,525,589

Total non-current liabilities		–	–

TOTAL LIABILITIES		4,319,375	4,525,589

STOCKHOLDERS' DEFICIT
Preferred Stock ($0.001 par value, 5,000,000 shares authorized, nil issued and outstanding as of April 30, 2023 and 2022)
Convertible Series A Preferred Stock ($0.001 par value, 2,000,000 shares authorized, 1,700,000 shares issued and outstanding as of April 30, 2023 and 2022)	7	1,700	1,700
Common stock ($0.001 par value, 2,000,000,000 shares authorized, 326,815,356 shares issued and outstanding as of April 30, 2023 and 2022)	7	326,815	326,815
Additional paid-in capital		9,171,168	9,171,168
Accumulated deficit		(14,476,796)	(14,476,796)
Accumulated other comprehensive income		657,738	451,524

TOTAL STOCKHOLDERS' DEFICIT		(4,319,375)	(4,525,589)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT		$–	$–

The accompanying notes are an integral part of these financial statements

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REDTONE ASIA, INC.

STATEMENTS OF OPERATIONS

	For the years ended April 30
	2023	2022
OTHER INCOME/(EXPENSE)
Interest expense
	206,214	98,878
Other income
Total other income/(expense)	-	(4,083)
Net profit/ (loss)	-	(4,083)
Income tax
Net profit/ (loss) after income tax	206,214	94,795
Net loss per share - basic and diluted	-	-
Weighted average number of common shares outstanding	326,815,356	326,815,356

Comprehensive income/(loss)
Net profit/(loss)	-	(4,083)
Foreign currency translation adjustment	206,214	98,787
Other comprehensive attributable to shareholders of the Company	206,214	98,787

The accompanying notes are an integral part of these financial statements

26

REDTONE ASIA, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Convertible Series A Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Deficit	Other Comprehensive Income	Total
	Shares	Amount	Shares	Amount
Balance, April 30, 2021	1,700,000	$1,700	282,315,356	$282,315	$9,171,110	(14,472,713)	352,646	$(4,664,942)
Promissory notes converted to common shares at the rate of 0.001	–	–	44,500,000	44,500	58	–		44,558
Net profit for the year ended April 30, 2022	–					94,795		94,795
Foreign currency translation adjustment							98,875	98,875
Balance, April 30, 2022	1,700,000	$1,700	326,815,356	$326,815	$9,171,168	(14,476,796)	451,524	$(4,525,589)

Net profit for the year ended April 30, 2023	–	–	–	–	–	206,214		206,214
Foreign currency translation adjustment							206,214	206,214
Balance, April 30, 2023	1,700,000	$1,700	326,815,356	$326,815	$9,171,168	(14,476,796)	657,738)	$(4,319,375)

The accompanying notes are an integral part of these financial statements

27

REDTONE ASIA, INC.

STATEMENTS OF CASH FLOWS

For the years ended April 30
	2023		2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net gain (loss)	$		$(4,083)
Adjustments to reconcile net loss to net cash used in operating activities:
Compensation expenses
Interest expense		–	4,083
Changes in operating assets and liabilities:
Taxes payable
Other payables and accrued liabilities
Cash used in operating activities		–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Investment received from Preferred C shares issued		–	–
Cash generated from financing activities		–	–

Net change in cash and equivalents		$–	$–
Cash and equivalents, beginning of period		–	–
Cash and equivalents, end of period		–	–

Cash paid for interest		$–	$–
Cash paid for income taxes		$–	$–

The accompanying notes are an integral part of these financial statements

28

REDTONE ASIA, INC.

Notes to Financial Statements

Note 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

REDTONE ASIA, INC. ("REDTONE", "we", the "Company") was incorporated under the laws of the State of Nevada in 2005.

The Company was a telecommunications provider for mobile, fixed and international gateway services. REDTONE provided a wide range of telecommunication services, including prepaid and postpaid discounted call services to corporate customers and consumers as well as prepaid mobile airtime top-up. The Company also offered prepaid shopping card services.

During 2004 through 2014, the Company invested in 11 subsidiaries and variable interest entities (VIE) located in the PRC, Hongkong and BVI. These subsidiaries and VIEs were engaged in the same industry as the Company with principal business activities of investment holding, provision of technical support services to group companies, marketing and distribution of IP call and discounted call services in the PRC, trading of discounted call related equipment and provision of related services.

Prior to May 1, 2019, the Company divested all of its interests in subsidiaries and VIEs and ceased active trading since fiscal year from May 1, 2019.

The Company is not actively trading or operating during the current reporting period. The main impact on P&L statement due from liabilities with related parties, which carried forward with Chinese Yuan (CNY). The Company plans to acquire a business in Photovoltaic solar energy, energy storage equipment and charging piles.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounts and prepares its financial statements using the accrual method accounting. These financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Foreign Currency Translation

The Company maintains its financial statements in its functional currency, which is US dollar ("USD"). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Exchange gains or losses arising from foreign currency transactions or translation of monetary assets and liabilities denominated in foreign currencies are included in the statement of operations for the respective periods.

Exchange rates used in these financial statements, USD to Chinese Yuan (CNY), are 6.924 and 6.4672 at April 30, 2023 and 2022 respectively.

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Related Party

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, member of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting party might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31, 2017, using the new corporate tax rate of 21 percent.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. For the reporting periods ended April 30, 2023 and 2022, there are 282,315,356 outstanding common shares and no potentially dilutive shares, respectively, from convertible preferred stock.

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Preferred stock and convertible preferred stock

For the reporting periods ended April 30, 2023 and 2022, there are 5,000,000 shares of Preferred Stock authorized.

For the reporting periods ended April 30, 2023 and 2022, there are 2,000,000 shares of Convertible Series A Preferred Stock authorized and 1,700,000 shares issued. Each Convertible Series A Preferred Stock is convertible into 1,000 shares of common stock and entitled to 1,000 votes. Holders of the Convertible Series A Preferred Stock are not entitled to receive dividends.

Other Comprehensive Income

Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, other than net income and including foreign currency translation adjustments.

Revision of Issued Financial Statements

During the year ending April 30, 2023 and 2022, the Company identified an error in its foreign currency transaction instead of foreign currency translation adjustment. In fact, The Company is not actively trading or operating during the year ending April 30, 2023 and 2022. ASC830-30 shall be applied for the foreign currency translation adjustment.

The Company evaluated the misstatements and concluded that the misstatements were not material, either individually or in the aggregate, to its current or issued financial statements.

To correct the immaterial misstatements, during the year ended April 30, 2023 and 2022, the Company elected to revise its issued statements of operations. The revision of the historical financial statements includes the correction of these immaterial misstatements as well as other identified financial statement misclassifications. Accordingly, the accompanying annual audited statements of operations and relevant footnotes in this Annual on Form 10-K as well as the 2023 and 2022 financial statements have been revised to correct for such immaterial misstatements.

Accordingly, the accompanying April 31, 2023 and 2022, balance sheets, statements of operations and cash flows have been revised to correct for such immaterial misstatements.

The impact of the revision on the Company’s balance sheets as of April 30, 2023 and 2022, are reflected in the following tables:

	As at April 30, 2023
	As Reported	Revision	As revised

STOCKHOLDERS' DEFICIT
Preferred Stock ($0.001 par value, 5,000,000 shares authorized, nil issued and outstanding as of April 30, 2023 and 2022)
Convertible Series A Preferred Stock ($0.001 par value, 2,000,000 shares authorized, 1,700,000 shares issued and outstanding as of April 30, 2023 and 2022)	1,700		1,700
Common stock ($0.001 par value, 2,000,000,000 shares authorized, 326,815,356 shares issued and outstanding as of April 30, 2023 and 2022)	326,815		326,815
Additional paid-in capital	9,171,168		9,171,168
Accumulated deficit	(13,819,058)	(657,738)	(14,476,796)
Accumulated other comprehensive income		657,738	657,738

TOTAL STOCKHOLDERS' DEFICIT	(4,319,375)		(4,319,375)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT		–	–

31

	As at April 30, 2022
	As Reported	Revision	As revised

STOCKHOLDERS' DEFICIT
Preferred Stock ($0.001 par value, 5,000,000 shares authorized, nil issued and outstanding as of April 30, 2023 and 2022)
Convertible Series A Preferred Stock ($0.001 par value, 2,000,000 shares authorized, 1,700,000 shares issued and outstanding as of April 30, 2023 and 2022)	1,700		1,700
Common stock ($0.001 par value, 2,000,000,000 shares authorized, 326,815,356 shares issued and outstanding as of April 30, 2023 and 2022)	326,815		326,815
Additional paid-in capital	9,171,168		9,171,168
Accumulated deficit	(14,025,272)	(451,524)	(14,476,796)
Accumulated other comprehensive income		451,524	451,524

TOTAL STOCKHOLDERS' DEFICIT	(4,525,589)	–	(4,525,589)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT		–	–

The impact of the revision on the Company’s statement of operations as of April 30, 2023 and 2022, are reflected in the following tables:

	For the years ended April 31, 2023
	As Reported	Revision	As revised
OTHER INCOME/(EXPENSE)
Interest expense	–		–
Foreign exchange gains/ (losses), net	206,214	(206,214)	–
Other income			–
Total other income/(expense)			–
Net profit/ (loss)			–
Income tax			–
Net profit/ (loss) after income tax	206,214	(206,214)	–
Net loss per share - basic and diluted	(0.00)		0.00
Weighted average number of common shares outstanding	326,815,356		326,815,356

Comprehensive income/(loss)
Net profit/(loss)	–		–
Foreign currency translation adjustment			206,214
Other comprehensive attributable to shareholders of the Company			206,214

Total comprehensive income/ (loss)	–		206,214

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	For the years ended April 30, 2022
	As Reported	Revision	As revised
OTHER INCOME/(EXPENSE)
Interest expense	(4,083)		(4,083)
Foreign exchange gains/ (losses), net	98,878	(98,878)	–
Other income			–
Total other income/(expense)			–
Net profit/ (loss)			–
Income tax			–
Net profit/ (loss) after income tax	94,795	(98,878)	(4,083)
Net loss per share - basic and diluted	(0.00)		(0.00)
Weighted average number of common shares outstanding	326,815,356		326,815,356

Comprehensive income/(loss)
Net profit/(loss)	–		–
Foreign currency translation adjustment	–	98,878	98,878
Other comprehensive attributable to shareholders of the Company			94,795

Total comprehensive income/ (loss)	–		94,795

The impact of the revision on the Company’s cash flows as of April 30, 2023 and 2022, are reflected in the following tables:

	For the years ended April 30, 2023
	As Previously Reported	Revision	As revised
CASH FLOWS FROM OPERATING ACTIVITIES
Net gain (loss)	206,214	(206,214)	–
Adjustments to reconcile net loss to net cash used in operating activities:
Compensation expenses
Interest expense			–
Changes in operating assets and liabilities:
Taxes payable	(46,242)	46,242	–
Other payables and accrued liabilities	(159,972)	159,972	–
Cash used in operating activities		–	–

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Recently issued accounting pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard is intended to simplify the accounting and disclosure requirements for income taxes by eliminating various exceptions in accounting for income taxes and clarifying and amending existing guidance to improve consistency in application of ASC 740. The provisions of ASU 2019-12 are effective for years beginning after December 15, 2021, with early adoption permitted. We do not expect the adoption of this ASU to result in a material impact on our financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This standard provides practical expedients for contract modifications with the transition from reference rates, such as LIBOR, that are expected to be discontinued. This guidance is applicable for our revolving line of credit, which uses LIBOR as a reference rate. The provisions of ASU 2020-04 are effective as of March 12, 2020 and may be adopted prospectively through December 31, 2022. We do not expect the adoption of this ASU to result in a material impact on our financial statements.

The Company has implemented all new accounting pronouncements that are in effect. We do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $ 14,476,796 as at April 30, 2023. These conditions raise substantial doubt about the company’s ability to continue as a going concern.

In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. In order to finance these expenditures, the Company has raised capital in the form of debt, which will have to be repaid, as discussed in detail below. The Company has depended on loans from related parties and shareholders for most of its operating capital. The Company will need to raise capital in the next twelve months in order to remain in business.

Management anticipates that significant dilution will occur as a result of any future sales of the Company’s common stock and this will reduce the value of its outstanding shares. The Company cannot project the future level of dilution that will be experienced by investors as a result of its future financings, but it will significantly affect the value of its shares.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

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NOTE 4 – NOTES PAYABLE

On May 22, 2019 the Company issued convertible promissory notes to BRIDGEVIEW Capital Partners LLC (the “Holder”) for the aggregated principal amount of $30,000. This Note shall automatically be converted into shares of the Company’s common stock (“Common Stock”) at the Note Conversion Rate of $0.001. Holder shall not be able to convert into any position that would result the Holder to hold more than 9.9% of the class of common stock of the Company.

Interest on the outstanding portion of Principal of this Note shall accrue at a rate of 18% per annum. All computations of interest shall be made on the basis of a 365-day year for actual days elapsed.

At January 31, 2022, the above notes were converted into 44,500,000 common shares at the rate of 0.001 with a restriction of no more than 9.9% of common stock at the book value of USD 44,557.81.

NOTE 5 – Accrued expenses and other payables

	April 30, 2023	April 30, 2022
Accrued expenses	408,726	428,240
Other payables	491,123	514,570
Total	899,849	942,810

NOTE 6 – AMOUNT DUE TO RELATED PARTIES

All amounts due to related parties represent amounts due to former fellow subsidiaries. They are denominated in the original currency of Chinese Yuan and are all unsecured and interest free. Amounts due to related parties have no fixed repayment date, and the Company does not intend to repay within twelve months from April 30, 2023.

NOTE 7 –COMMON STOCK AND PREFERRED STOCK

The Company has 2,000,000,000 shares of common stock authorized at par value of $0.001, and 326,815,356 shares of common stock were issued and outstanding at beginning and end of the reporting periods at total par value of $326,815.

The Company has 2,000,000 shares of Convertible Series A Preferred Stock authorized at par value of $0.001, and 1,700,000 shares of Convertible Series A Preferred Stock were issued and outstanding at beginning and end of the reporting periods at total par value of $1,700.

NOTE 8 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As the Company’s main business place is in P. R China, the corporate income tax rate of 25% is applied in calculation of deferred taxes.

35

Deferred income taxes reflect the tax consequences on future years of differences between the tax bases. Net operating loss carry-forwards and tax benefits arising therefore are as follows:

Deferred tax assets	April 30, 2023	April 30, 2022
Net operating loss (NOL) brought forward	12,071,504	12,067,421
Net loss/(profit) for the period / year		4,083
NOL carried forward	12,071,504	12,071,504
Tax benefit from NOL carried forward	3,017,876	3,017,876
Valuation allowance	(3,017,876)	(3,017,876)
Deferred tax assets	–	–

The PRC income tax allows the enterprises to offset their future taxable income with taxable operating losses carried forward in a 5-year period. The management believes that the Company’s cumulative losses arising from recurring business in recent years constituted significant negative evidence that most of the deferred tax assets would not be realizable and this evidence outweighed the expectations that the Company would generate future taxable income. Valuation allowance for the full amount of tax benefit from NOL was recorded.

NOTE 9 COMMITMENTS AND CONTINGENCIES

As at the end of the reporting period, the company has no commitments and contingencies to disclose.

NOTE 10 RELATED-PARTY TRANSACTIONS

The company was not engaging in any business activities during the reporting periods, and has no related party transactions and balances other than those disclosed in Notes 6.

NOTE 11 SUBSEQUENT EVENTS

As at the date these financial statements are ready to be released, the Company has no subsequent events to disclose.

36

Exhibit Number and Description		Location Reference

3.1**	Articles of Incorporation-Historical Docs

3.2**	By-Laws

4.1**	SPA 20211115

4.2**	Transfer SPA

4.3**	Custodian Appoint and Discharge Court Orders

4.4**	Officer Appointment Board Minutes

4.5**	Certificate of Designation Preferred Shares (NVSOS File Stamped Docs)

** Previously filed on July 25, 2023 as exhibit to Form 10-12G

37

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REDTONE ASIA, INC.

Date: September 14, 2023	By:	/s/ Dr. Yang Chong Yi
	Name:	Dr. Chongyi Yang
	Title:	CEO

38